SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (Date of Event Reported): May 23, 1997





                          AGOURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)




         California                 0-15609                 33-0061928
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)          Identification Number)



     10350 North Torrey Pines Road
         La Jolla, California                                     92037
(Address of principal executive offices)                        Zip Code



                                 (619) 622-3000
              (Registrant's telephone number, including area code)

Item 7.       Financial Statements and Exhibits.

              (a) Financial statements of businesses acquired.

The following financial statements of Alanex Corporation are filed with this report:
                                                                         Page
                                                                         ------
  Independent Auditors' Report                                           F - 1
  Balance Sheets as of December 31, 1995 and 1996                        F - 2
  Statements of Operations for the years ended
        December 31, 1994, 1995 and 1996                                 F - 3
  Statements of Stockholders' Equity for the years ended
        December 31, 1994, 1995 and 1996                                 F - 4
  Statements of Cash Flows for the years ended
        December 31, 1994, 1995 and 1996                                 F - 5
  Notes to Financial Statements, December 31, 1994, 1995, and
     1996                                                                F - 7
  Unaudited Balance Sheet as of March 31, 1997                           F - 18
  Unaudited Statement of Operations for the three months ended
     March 31, 1997 and 1996                                             F - 19
  Unaudited Statement of Cash Flows for the three months ended
     March 31, 1997 and 1996                                             F - 20

              (b) Pro forma financial information

The following pro forma condensed combined financial statements are filed with this report:

   Pro Forma Condensed Combined Balance Sheet at March 31, 1997          F - 21
   Pro Forma Condensed Combined Statements of Operations:
         Fiscal year ended June 30, 1996                                 F - 22
         Nine-months ended March 31, 1997                                F - 23

The pro forma condensed combined balance sheet of the Registrant as of March 31, 1997 reflects the financial position of the Registrant after giving effect to the acquisition of Alanex Corporation discussed in Item 2 and assumes the acquisition took place on March 31, 1997 and was accounted for as a purchase. The pro forma condensed combined statements of operations for the fiscal year ended June 30, 1996 and the nine-months ended March 31, 1997 assume that the acquisition occurred on July 1, 1995, and are based on the operations of Registrant and Alanex for the year ended June 30, 1996 and the nine-months ended March 31, 1997. The fiscal 1996 operating results for Alanex were derived from Alanex's operating results for the last six months of calendar 1995 and the first six months of calendar 1996. The nine month operating results of Alanex were derived from Alanex's operating results for the last six months of calendar 1996 and the first three months of calendar 1997.

The unaudited pro forma condensed combined financial statements have been prepared by Registrant based upon assumptions deemed proper by it. The unaudited pro forma condensed combined financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Registrant, or of the financial position or results of operations of Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that Registrant's financial statements will reflect the acquisition only from May 23, 1997, the Closing Date.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Registrant.

The acquisition of Alanex was facilitated by the issuance (or potential issuance) of 995,921 shares of Agouron common stock as follows:

                                                                           Shares          $ Value*
                                                                         ----------     --------------
In exchange for all of the outstanding common stock of Alanex             722,118       $  49,104,000

Reserved for issuance against all of the outstanding options to
   purchase common stock of Alanex                                        189,042          12,855,000

Reserved for issuance against all of the outstanding warrants to
   purchase common stock of Alanex                                         84,761          5,7621,000

Total Agouron shares/purchase value                                       995,921        $ 67,723,000
                                                                          =======        ============


     *At $68.00 per share; the five day average closing stock price of Agouron common stock for this period of April 22, 1997 through April 28, 1997. The estimated allocation of the purchase value is as follows:

                  Assets (capitalized)                               $ 7,435,000
                  Liabilities (capitalized)                           (6,020,000
                  In process R&D technology (expensed)                66,308,000
                                                                      ----------
                                                                     $67,723,000

     This allocation is preliminary and based on management's estimates. The final allocation will depend on the results of an independent in-process valuation and may differ from management's estimates.

The identifiable intangibles of Alanex include several drug discovery programs, a proprietary drug discovery technology, a chemical compound library and an assembled work force. Each of these intangibles will be valued using either a replacement cost approach (work force, library and proprietary technology) or an income approach (research programs). Values assigned to the chemical compound library and proprietary drug discovery technology will be capitalized as such intangibles are of a general nature and may have a number of alternative future uses. Values assigned to the drug discovery programs will be expensed as such programs are pursuing specific drug targets or chemical compounds, the technological feasibility of which has not been demonstrated, and there may be no alternative future uses for such targets or chemical compounds if the programs are ultimately less than successful. Value assigned to the assembled work force will be expensed as the work force is not contractually obligated to Alanex and all employment relationships are "at-will" in nature.

Initial management estimates of value resulted in substantially all of the purchase price being allocated to the research programs. A third party valuation will be utilized to determine the value of the consideration paid for Alanex, the value of the tangible and intangible assets, and the allocation of the purchase price to the tangible and intangible assets.

              (c) Exhibits.

      Exhibit No.       Description

         2.1 Agreement and Plan of Reorganization dated as of April 28, 1997, between Agouron Pharmaceuticals, Inc., Agouron Acquisition Corporation and Alanex Corporation. (Previously filed.)

         23.1           Consent of KPMG Peat Marwick LLP. (Previously filed.)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:     July 18, 1997

                                                AGOURON PHARMACEUTICALS, INC.


                                                By  /s/ Steven S. Cowell
                                                    ---------------------------
                                                    Steven S. Cowell
                                                    Corporate Vice President,
                                                    Finance and Chief Financial
                                                    Officer and Chief Accounting
                                                    Officer

                          INDEPENDENT AUDITORS' REPORT









The Board of Directors and Stockholders
Alanex Corporation:


We have audited the accompanying balance sheets of Alanex Corporation as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alanex Corporation as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP
San Diego, California
March 3, 1997

                               ALANEX CORPORATION

                                 Balance Sheets
                           December 31, 1995 and 1996

                                                                                           December 31,
                                                                              ---------------------------------------
                             Assets (note 5)                                        1995                 1996
                                                                              -----------------    ------------------
Current assets:
   Cash and cash equivalents                                                  $       114,000      $    1,375,000
   Debt securities available for sale                                              2,053,000            3,555,000
   Inventory                                                                         131,000              209,000
   Prepaid expenses and other current assets                                         167,000              131,000
                                                                              -----------------    ------------------

                  Total current assets                                             2,465,000            5,270,000

Notes receivable from officers (note 4)                                               60,000              110,000
Property and equipment, net (note 3)                                               3,122,000            3,002,000
Deposits and other assets                                                            111,000               97,000
                                                                              -----------------    ------------------

                  Total assets                                                $    5,758,000       $    8,479,000
                                                                              =================    ==================

                  Liabilities and Stockholders' Equity

Current liabilities:
   Line of credit (note 5)                                                    $       725,000      $      480,000
   Current maturities of long-term debt (note 5)                                     347,000              331,000
   Accounts payable and accrued expenses                                             305,000              905,000
   Accrued payroll, payroll taxes and benefits                                       242,000              409,000
   Deferred contract revenue (note 6)                                                 94,000              813,000
                                                                              -----------------    ------------------

                  Total current liabilities                                        1,713,000            2,938,000

Long-term debt, less current maturities (note 5)                                   1,164,000            4,051,000
                                                                              -----------------    ------------------

                  Total liabilities                                                2,877,000            6,989,000

Stockholders' equity (notes 7 and 8):
   Preferred stock,  $0.001 par value,  10,000,000 shares authorized;  2,978,000
     Series A shares issued and outstanding at December 31,
     1995; none outstanding at December 31, 1996                                   4,430,000                   --
   Common  stock,   $0.001  par  value;   40,000,000  shares  authorized;
     3,723,000  and   3,752,000   shares   issued  and   outstanding   at
     December 31, 1995 and 1996, respectively                                          4,000                4,000
   Additional paid-in capital                                                        260,000            1,762,000
   Note receivable from officer for purchase of common stock                         (12,000)                  --
   Accumulated deficit                                                            (1,801,000)            (276,000)
                                                                              -----------------    ------------------

                  Total stockholders' equity                                       2,881,000            1,490,000
                                                                              -----------------    ------------------

Commitments (note 10)

                  Total liabilities and stockholders' equity                  $    5,758,000       $    8,479,000
                                                                              =================    ==================

See accompanying notes to financial statements.

                               ALANEX CORPORATION

                            Statements of Operations
                  Years ended December 31, 1994, 1995 and 1996

                                                                               Years ended December 31,
                                                                -----------------------------------------------------
                                                                     1994               1995              1996
                                                                ----------------   ---------------   ----------------

Revenue:
   Contract revenue (note 6)                                     $ 1,490,000        $ 3,509,000       $ 4,718,000
   Project initiation fees (note 6)                                  250,000            250,000         4,000,000
   Other revenue                                                      16,000              7,000             3,000
                                                                ----------------   ---------------   ----------------

                  Total revenue                                    1,756,000          3,766,000         8,721,000

Operating expenses:
   Research and development                                        2,181,000          3,685,000         5,112,000
   General and administrative                                        585,000            804,000           999,000
   Non-recurring charge (note 1)                                          --                 --           598,000
                                                                ----------------   ---------------   ----------------

                  Total operating expenses                         2,766,000          4,489,000         6,709,000
                                                                ----------------   ---------------   ----------------

Income (loss) from operations                                     (1,010,000)          (723,000)        2,012,000
                                                                ----------------   ---------------   ----------------

Other income (expense):
   Interest income                                                    97,000            180,000           180,000
   Interest expense                                                  (25,000)          (168,000)         (338,000)
   Gain (loss) on disposal of property and equipment                      --            (49,000)            2,000
                                                                ----------------   ---------------   ----------------

                  Other income (expense)                              72,000            (37,000)         (156,000)
                                                                ----------------   ---------------   ----------------

Income (loss) before income taxes                                   (938,000)          (760,000)        1,856,000

Income taxes (note 9)                                                 (1,000)            (2,000)         (331,000)
                                                                ----------------   ---------------   ----------------

                  Net income (loss)                              $  (939,000)      $   (762,000)       $1,525,000
                                                                ================   ===============   ================
















See accompanying notes to financial statements.

                               ALANEX CORPORATION

                       Statements of Stockholders' Equity
                  Years ended December 31, 1994, 1995 and 1996



                                              Preferred stock                     Common stock                Additional
                                       ------------------------------     ------------------------------       paid in
                                           Shares           Amount           Shares           Amount            capital
                                       ---------------  ----------------  --------------   -------------    ---------------
Balance at December 31, 1993                       --   $          --        3,500,000      $  4,000          $  171,000

Issuance of Series A Preferred Stock
   and common stock warrants to Amgen
                                            2,978,000       4,430,000               --            --              67,000
Issuance of common stock                           --              --          140,000            --              14,000
Net loss                                           --              --               --            --                  --
                                       ---------------  ----------------  --------------   -------------   ----------------

Balance at December 31, 1994                2,978,000       4,430,000        3,640,000         4,000             252,000

Payments received on note receivable
   from officer for purchase of
   common stock                                    --              --               --            --                  --
Issuance of common stock  on exercise
   of stock options                                --              --           83,000            --               8,000
Net loss                                           --              --               --            --                  --
                                       ---------------  ----------------  --------------   -------------   ----------------

Balance at December 31, 1995                2,978,000       4,430,000        3,723,000         4,000             260,000

Redemption of Series A Preferred
   Stock (note 7)                          (2,978,000)     (4,430,000)              --            --           1,499,000
Issuance of common stock on exercise
   of stock options                                --              --           29,000            --               3,000
Payments received on note receivable
   from officer for purchase of
   common stock                                    --              --               --            --                --
Net income                                         --              --               --            --                --
                                       ---------------  ----------------  --------------   -------------   ----------------

Balance at December 31, 1996                       --   $          --        3,752,000      $  4,000          $1,762,000
                                       ===============  ================  ==============   =============   ================



Balance at December 31, 1993             $   (18,000)        $   (100,000)    $       57,000

Issuance of Series A Preferred Stock
   and common stock warrants to Amgen
                                                   --                  --          4,497,000
Issuance of common stock                           --                  --             14,000
Net loss                                           --            (939,000)          (939,000)
                                      ---------------    -----------------   ----------------

Balance at December 31, 1994                 (18,000)          (1,039,000)         3,629,000

Payments received on note receivable
   from officer for purchase of
   common stock                                6,000                   --              6,000
Issuance of common stock  on exercise
   of stock options                               --                   --              8,000
Net loss                                          --             (762,000)          (762,000)
                                      ---------------    -----------------   ----------------

Balance at December 31, 1995                 (12,000)          (1,801,000)         2,881,000

Redemption of Series A Preferred
   Stock (note 7)                                 --                   --         (2,931,000)
Issuance of common stock on exercise
   of stock options                               --                   --              3,000
Payments received on note receivable
   from officer for purchase of
   common stock                               12,000                   --             12,000
Net income                                        --            1,525,000          1,525,000
                                      ---------------   ------------------   ----------------

Balance at December 31, 1996          $           --    $        (276,000)   $     1,490,000
                                      ===============   ==================   ================

See accompanying notes to financial statements.

                            Statements of Cash Flows
                  Years ended December 31, 1994, 1995 and 1996

                                                                            Years ended December 31,
                                                                -----------------------------------------------------
                                                                     1994               1995              1996
                                                                ----------------   ---------------   ----------------
Cash flows from operating activities:
   Net income (loss)                                            $   (939,000)      $                 $   1,525,000
                                                                                         (762,000)
   Adjustments to reconcile  net income (loss) to net
     cash provided by (used in)operating activities:
       Depreciation and amortization                                 274,000              641,000          664,000
       (Gain) loss on sale of property and equipment                      --               49,000           (2,000)
       Changes in assets and liabilities:
         Inventory                                                   (64,000)             (67,000)         (78,000)
         Prepaid expenses and other current assets                   (72,000)            (133,000)          36,000
         Accounts payable and accrued expenses                        90,000              214,000          600,000
         Accrued payroll, payroll taxes and benefits                 145,000               97,000          167,000
         Deferred contract revenue                                   145,000             (101,000)         719,000
                                                                ----------------   ---------------   ----------------

                  Net cash  provided by (used in)  operating
                    activities                                      (421,000)             (62,000)       3,631,000
                                                                ----------------   ---------------   ----------------

Cash flows from investing activities:
   Proceeds from sale of property and equipment                           --               28,000           29,000
   Purchase of property and equipment                             (1,276,000)          (2,568,000)        (571,000)
   Purchase of investment securities available for sale           (4,454,000)          (1,495,000)      (2,998,000)
   Proceeds   from  sale  and   maturities   of   investment
     securities available for sale                                 1,526,000            2,413,000        1,496,000
   Notes receivable from officers, net                                    --              (54,000)         (38,000)
   Deposits and other assets                                         (33,000)             (19,000)          14,000
                                                                ----------------   ---------------   ----------------

                  Net cash used in investing activities           (4,237,000)          (1,695,000)      (2,068,000)
                                                                ----------------   ---------------   ----------------

Cash flows from financing activities:
   Net borrowings on line of credit                                  506,000              219,000         (245,000)
   Proceeds from issuance of long-term debt                          482,000            1,670,000          390,000
   Payments on long-term debt                                       (468,000)            (401,000)        (450,000)
   Proceeds from issuance of common stock                             14,000                   --               --
   Proceeds from issuance of Series A Preferred Stock              4,430,000                   --               --
   Proceeds  from  issuance  of common  stock  warrants  and
     options                                                          67,000                8,000            3,000
                                                                ----------------   ---------------   ----------------

                  Net cash  provided by (used in)  financing
                    activities                                     5,031,000            1,496,000         (302,000)
                                                                ----------------   ---------------   ----------------

Net increase (decrease) in cash and cash equivalents                 373,000             (261,000)       1,261,000

Cash and cash equivalents at beginning of year                         2,000              375,000          114,000
                                                                ----------------   ---------------   ----------------

Cash and cash equivalents at end of year                         $   375,000         $    114,000    $   1,375,000
                                                                ================   ===============   ================



                                                                                                          (continued)

                               ALANEX CORPORATION

                  Years ended December 31, 1994, 1995 and 1996


                                                                                Years ended December 31,
                                                                ------------------------------------------------------
                                                                     1994               1995               1996
                                                                ----------------   ---------------   -----------------
Supplemental cash flow disclosures:
   Cash paid during the period for interest                     $      23,000      $    163,000       $      210,000
   Cash paid during the period for income taxes                 $        1,000     $        2,000     $
                                                                                                                  --

Supplemental schedule of noncash investing and financing activities:
     Redemption of Series A Preferred  Stock in exchange for
       note payable (notes 5 and 7)                             $            --    $            --    $   2,931,000



















See accompanying notes to financial statements.

                               ALANEX CORPORATION

                          Notes to Financial Statements
                        December 31, 1994, 1995 and 1996


(1)    Organization and Summary of Significant Accounting Policies

       Organization

       Alanex Corporation (the "Company") was incorporated in November 1993, under the laws of the state of California. In July 1996, the Company was reincorporated under the laws of the state of Delaware. The Company is a drug discovery company that is applying its highly integrated and comprehensive approach to rapidly and cost-effectively discover and optimize novel, small molecule drug candidates.

       The 1994 and 1995 financial statements were consolidated to include the Company's subsidiary, Plictrix, Inc. Plictrix, Inc. was dissolved in September 1996 and all assets and liabilities were transferred to the Company. All material intercompany balances and transactions were eliminated in consolidation.

       Cash Equivalents

       Cash equivalents consist of short-term money market funds and are stated at cost, which approximates fair market value. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

       Debt Securities Available for Sale

       Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), requires that investments be classified as "held to maturity," "available for sale" or "trading securities." Investments held to maturity are to be reported at amortized cost. Other investments in debt and equity securities are to be recorded at fair market value. The Company adopted SFAS 115 effective January 1, 1994. The adoption of SFAS 115 did not have a material impact on the Company's financial position or results of operations.

       Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. As of December 31, 1995 and 1996, debt securities available for sale consisted of government-backed and corporate debt instruments. Debt securities available for sale are carried at fair value, which approximates cost, with any unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. These securities mature at various dates throughout 1997.

       Inventory

       Inventory consists of chemical materials and supplies and is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out basis.

                               ALANEX CORPORATION

       Depreciation and Amortization

       Depreciation and amortization are computed using the double declining balance method over the estimated useful lives of the related assets or over the terms of the related capital leases, whichever is shorter (three to fifteen years). Renewals and replacements which extend the useful life of the asset are capitalized.

       Contract Revenue

       Contract revenue is recognized at the time research and development activities are performed under the terms of the research contracts. Contract payments are generally received in advance of the performance of the related research activities under the contract quarterly. Payments received in excess of amounts earned are recorded as deferred contract revenue. Project initiation fees are nonrefundable and the Company has no future performance obligations related to such fees or payments. Project initiation fees are recognized as revenue when earned. Revenue from milestone payments will be recognized if and when the results or events stipulated in the agreement have been achieved. Through December 31, 1996, the Company has not received any milestone payments under any of its collaboration agreements.

       Research and Development Costs

       All research and development costs are expensed in the period incurred.

       Patents

       Costs to obtain, maintain and defend patents are expensed in the period incurred.

       Non-recurring Charge

       In 1996, the Company incurred $598,000 of costs related to a planned stock offering. Due to a downturn in market conditions, the Company ceased its efforts and wrote-off the associated deferred offering costs.

       Stock Option Plan

       Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25). On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the grant date. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

                               ALANEX CORPORATION

       Income Taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenue and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       Reclassifications

       Certain amounts in the 1994 and 1995 statements of operations have been reclassified to conform with the 1996 method of presentation.

(2)    Fair Value of Financial Instruments

       Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that fair values be disclosed for the Company's financial instruments. The carrying amount of cash, other current assets, accounts payable and accrued expenses, and deferred contract revenue are considered to be representative of their respective fair values due to the short-term nature of those instruments. Debt securities available for sale are carried at fair value. The carrying amount of the line of credit and long-term debt are reasonable estimates of their fair values as the debt bears interest based on market rates currently available for debt with similar terms.

(3)    Property and Equipment

       Property and equipment consist of the following at December 31, 1995 and 1996:


                                                                                  1995                 1996
                                                                            ------------------   ------------------
            Laboratory equipment                                            $    1,752,000       $    1,949,000
            Office and computer equipment                                          689,000              806,000
            Leasehold improvements                                               1,747,000            1,903,000
            Construction in progress                                                    --               46,000
                                                                            ------------------   ------------------

                                                                                 4,188,000            4,704,000
            Accumulated depreciation and amortization                           (1,066,000)          (1,702,000)
                                                                            ------------------   ------------------

                                                                            $    3,122,000       $    3,002,000
                                                                            ==================   ==================

       Laboratory and office equipment acquired under a capital lease obligation totaled $193,000, $170,000, and $170,000 net of accumulated amortization of $152,000, $145,000 and $148,000 at December 31, 1994, 1995 and 1996, respectively.

                               ALANEX CORPORATION

(4)    Notes Receivable from Officers

       As of December 31, 1996, the Company had an unsecured note receivable from an officer of the Company in the amount of $60,000, due May 1999 with interest payable annually at the minimum rate of interest required to avoid imputed interest (6.75% at December 31, 1996). In addition, at December 31, 1995, there was an outstanding receivable from this officer in the amount of $10,000.

       As of December 31, 1995 and 1996, the Company had a second unsecured note receivable from another officer in the amount of $50,000, due November 1998 with interest payable annually at the minimum rate of interest required to avoid imputed interest (6.75% at December 31, 1996).

 (5)   Long-term Debt

       Long-term debt at December 31, 1995 and 1996 consists of the following:

                                                                                  1995                 1996
                                                                            ------------------   ------------------

            Unsecured, non-interest bearing, term obligation for
              preferred stock redemption,  face  value of  $4,500,000,
              discounted  to an 8.95% effective rate, including imputed
              interest of $128,000,  due June 28, 2001 (Note 7).
                                                                            $                    $    3,060,000
                                                                                        --

            Term note payable to bank,  interest at 30-day commercial
              paper rate plus 2.95% (8.91% at December 31,  1996),
              principal payments of $20,000 plus interest due monthly
              through August 1997;
              secured by equipment.
                                                                                   160,000              160,000

            Capital lease  obligation  for  equipment,  interest at 8.5%
               per  annum,  monthly  installments  due  through  October
               1996, secured by equipment.                                          36,000                  --

             Term obligation for tenant improvements, interest at 11% per annum, monthly  installments  of $24,000 due through
               2002;  secured by leasehold improvements.
                                                                                 1,315,000            1,162,000
                                                                            ------------------   ------------------

                                                                                 1,511,000            4,382,000

                Current maturities                                                (347,000)            (331,000)
                                                                            ------------------   ------------------

                                                                            $    1,164,000       $    4,051,000
                                                                            ==================   ==================


                               ALANEX CORPORATION

       Maturities of long-term debt as of December 31, 1996, are as follows:


            1997                                                                                  $      331,000
            1998                                                                                         191,000
            1999                                                                                         213,000
            2000                                                                                         237,000
            2001                                                                                       4,798,000
            Thereafter                                                                                    52,000
                                                                                                  ------------------

                                                                                                       5,822,000
            Less imputed interest                                                                      1,440,000
                                                                                                  ------------------

                                                                                                       4,382,000
            Current maturities                                                                          (331,000)
                                                                                                  ------------------

                                                                                                  $    4,051,000
                                                                                                  ==================

       In connection with the secured term note payable, the Company has an available line of credit for the difference between the balance outstanding on the term notes and $960,000 and $720,000 at December 31, 1995 and 1996, respectively. The credit facility requires $240,000 of the loan principal balance to be converted to a term loan and paid annually. The line of credit bears interest at the 30-day commercial paper rate plus 2.95%. The balance outstanding on this line of credit was $725,000 and $480,000 at December 31, 1995 and 1996, respectively. Both the term note payable and line of credit are secured by all of the assets of the Company and are guaranteed by Amgen Inc. (Note 7).

(6)    Research and License Agreements

       Aurora Biosciences

       In November 1996, the Company and Aurora Biosciences (Aurora) entered into a material transfer and screening agreement whereby Alanex will provide Aurora one sample of the Alanex compound library consisting of 150,000 small organic compounds for new lead generation in Aurora's proprietary assay screening systems. Any identified activity in Aurora's screens would be developed in a joint research collaboration.

       Roche Bioscience

       In June 1996, the Company and Roche Bioscience entered into a three-year collaboration agreement to discover an antagonist for an undisclosed target for the treatment of pain. The agreement provides for Roche Bioscience to pay to the Company a non-refundable project initiation fee of $4.0 million which was received by the Company and recognized as a project initiation fee in 1996. Roche Bioscience is obligated to make additional payments upon the achievement of certain milestones. In addition, during the term of the agreement, Roche Bioscience will provide a minimum of $5.5 million in additional funding to support research personnel at the Company, and the Company will work exclusively with Roche Bioscience on the selected molecular target. To date, Alanex has received $1.7 million in contract revenue under the collaboration. The agreement provides Roche Bioscience, upon the payment of a milestone payment, to an exclusive worldwide license to commercialize any compounds resulting from the research that is selected by Roche Bioscience for further development and to pay royalties on any sales of products developed from the collaboration. Alanex will retain all

                               ALANEX CORPORATION
       rights to compounds not selected by Roche Bioscience for development, provided that Roche Bioscience is not developing a structurally-related compound on which Roche Bioscience will be paying milestones and royalties to the Company, and Alanex may pursue such compounds following termination of the collaboration. Upon completion of the first year of the agreement, Roche Bioscience may terminate the collaboration at any time upon six months prior written notice. In the event the collaboration agreement is terminated prior to its expiration, all licenses granted by the parties to one another will terminate and revert back to the respective parties, provided however, that Roche Bioscience will retain the right to commercialize any products resulting from the research efforts under licenses granted by the Company prior to the termination.

       In January 1997, Alanex achieved the first research milestone stipulated in the terms of the collaboration agreement and received the related milestone payment. The payment will be recognized as income in 1997.

       Mount Sinai

       In June 1996, the Company and Mount Sinai entered into an agreement to conduct research relating to the human GnRH receptor. Under the agreement, the Company funded the initial phase of the research and is obligated to provide additional funding upon the achievement of certain milestones. The Company recorded $108,000 of research and development expense related to this agreement in 1996. In connection with the research agreement, Mount Sinai granted the Company, (i) a non-exclusive worldwide license to develop and commercialize any products based upon certain inventions and technologies owned by Mount Sinai relating to the human GnRH receptor and (ii) an exclusive worldwide license to develop and commercialize any products based upon know-how or patents or patent applications covering inventions made during the course of the research. Pursuant to the terms of the licenses, the Company is obligated to pay Mount Sinai a percentage of any milestone payments received by the Company from third-party sublicenses and royalties on sales of products. The Company may terminate the licenses upon 60 days written notice whereupon all rights granted under the licenses will revert back to Mount Sinai.

       Novo Nordisk

       In October 1995, the Company and Novo Nordisk entered into a three-year collaboration agreement for the characterization of novel, non-peptide ligands with desired receptor ligand binding affinities to be used to develop small molecule drugs for the treatment of diabetes. Novo Nordisk paid the Company a project initiation fee of $250,000 in 1995 and is obligated to make additional payments to the Company upon the achievement of certain milestones. In addition, Novo Nordisk is obligated to provide up to $4.5 million of additional funding to support research at the Company in the field of collaboration. The agreement provides that, in the event the collaboration results in a drug candidate which Novo
       Nordisk elects to pursue to commercialization, Novo Nordisk will be granted an exclusive worldwide license to develop and commercialize such drug candidate and the Company will receive royalties on the sales of any such drug. To date, Alanex has received $2.2 million in contract revenue under the collaboration. Novo Nordisk may, at any time, terminate the collaboration upon three months written notice. Upon any such early termination, any licenses granted to Novo Nordisk by Alanex under the collaboration agreement will continue in full force and effect, unless otherwise specifically terminated.

                               ALANEX CORPORATION

       Astra Pharma

       In December 1994, the Company and Astra AB entered into a three-year collaboration agreement for the identification and optimization of lead compounds that interact with a specific opiate receptor which may have application in the treatment of pain. The agreement was subsequently assigned to Astra Pharma, an affiliate of Astra AB. The Company was paid a project initiation fee of $250,000 and, Astra Pharma is obligated to make additional payments upon the achievement of certain milestones. Astra Pharma is obligated to provide up to $2.25 million of additional funding to support research undertaken in connection with the agreement. To date, Alanex has received $1.6 million in contract revenue under the collaboration. Under the terms of the collaboration, Astra Pharma owns all rights in and has title to any and all compounds discovered and products developed as a result of the research collaboration. The Company has no right to commercialize and is not entitled to receive royalties on the sales of any products resulting from the collaboration agreement. Astra Pharma may terminate the collaboration agreement at any time upon three months written notice. In the event of early termination of the collaboration agreement, Astra Pharma shall have exclusive title to all compounds and associated intellectual property rights discovered as a result of the collaboration.

       Amgen

       In April 1994, the Company entered into a collaboration agreement with Amgen under which Alanex granted to Amgen a worldwide exclusive license to drugs discovered by Alanex to treat neurological diseases and a worldwide non-exclusive license to Alanex, a proprietary software program developed by the Company to analyze peptides. Under the terms of the agreement, the Company received a negotiated amount for each research full-time equivalent (FTE) devoted to the programs per year. Included in contract revenue for 1995 and 1996 is $2,565,000 and $1,215,000, respectively, recognized under this agreement. This research agreement was terminated by mutual agreement in June 1996. Under the termination agreement, Alanex provided to Amgen on a non-exclusive basis certain compounds that were included in the Alanex technology licensed to Amgen under the collaboration agreement. In exchange for such compounds, Amgen paid Alanex $400,000 in February 1997. In connection with the termination, all licenses, options and other rights to the Company's technology granted to Amgen under the collaboration agreement were terminated (Note 7).

(7)    Stockholders' Equity

       In connection with the 1994 Amgen collaboration agreement, the Company issued to Amgen 2,978,182 shares of Series A Preferred Stock at a purchase price of $1.51 per share and a warrant to purchase 703,636 shares of common stock at an exercise price of $0.005 per share. In June 1996, the collaboration agreement between the Company and Amgen was terminated. In connection with the termination of the Amgen agreement,
       (i) except as set forth below, all rights to the Company's technology reverted to the Company, (ii) Amgen's warrant to purchase 703,636 shares of common stock was canceled and the Company issued a new warrant to Amgen to purchase 450,000 shares of common stock at an exercise price of $1.51 per share with a term of seven years, and (iii) the Company redeemed Amgen's 2,978,182 shares of Series A Preferred Stock (representing all of the issued and outstanding preferred stock of the Company), at a repurchase price of $1.51 per share, payable with an unsecured, non-interest bearing promissory note for $4,500,000 due June 28, 2001.

                               ALANEX CORPORATION

(8)    Stock Options

       In November 1993, the Company adopted the Alanex Corporation 1993 Stock Plan (the "1993 Plan"). Upon adoption of the 1993 Plan, 1,050,000 shares of common stock were reserved for issuance under the 1993 Plan. In December 1993, the number of shares of common stock issuable under the 1993 Plan was increased to 1,350,000. At December 31, 1996, there were 8,313 remaining shares available for grant under the 1993 Plan.

       In July 1996, the Company adopted the Alanex Corporation 1996 Equity Incentive Plan (the "1996 Plan). Upon adoption of the 1996 Plan, 500,000 shares of common stock were reserved for issuance. At December 31, 1996, there were 467,800 remaining shares available for grant under the 1996 Plan.

       Under both the 1993 Plan and the 1996 Plan, the Board of Directors may grant incentive stock options to purchase common stock at prices which are not less than the fair market value at the date of grant.
       Nonstatutory stock options are granted at prices which are to be determined by the Board of Directors, but not less than 85% of fair market value at the date of grant. Other terms and conditions are established by the Board of Directors at the time of grant. Options under the Plans generally vest over 4 years and have a term of 10 years from the date of grant.

       The Company has from time to time granted options to purchase shares of common stock outside of the Plans ("Non-Plan Options") to certain directors, officers and employees of the Company. As of December 31, 1996, Non-Plan Options, granted on January 19, 1996, were outstanding to purchase an aggregate of 210,000 shares of common stock at a weighted average exercise price of $0.50 per share, and no Non-Plan Options had been exercised. These Non-Plan Options vest monthly and ratably over a three-year period. Non-Plan Options have a term of ten years, except that Non-Plan Options generally expire 30 days after the termination of an optionee's employment or other service relationship with the Company. In general, if an optionee dies while in an employment or service relationship with the Company, that person's option may be exercised up to six months after his death.

       The per share weighted-average fair value of stock options granted during 1995 and 1996 was $0.05 and $0.19 on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1995 - expected dividend yield 0%, risk-free interest rate of 6.3% and an expected life of 5 years; 1996 - expected dividend yield 0%, risk-free interest rate of 6.3% and an expected life of 5 years.

       The Company applies the provisions of APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for stock options under SFAS No. 123, the Company's net income (loss) would have been reduced to the pro forma amounts indicated below:


                                                                                  1995                 1996
                                                                            ------------------   ------------------
                Net income (loss), as reported                              $     (762,000)      $    1,525,000

                Pro forma                                                   $     (766,000)      $    1,470,000


                               ALANEX CORPORATION

       Pro forma net income reflects only options granted in 1995 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period of 4 years and compensation cost for options granted prior to January 1, 1995 is not considered.

       Stock option activity during the periods indicated is as follows:

                                                                                                      Weighted
                                                                                                      average
                                                                                Number of          exercise price
                                                                                  shares             per share
                                                                             -----------------    -----------------
             Outstanding at December 31, 1993                                       349,000    $        .10
             Options granted                                                        171,000             .10
                                                                             -----------------

             Outstanding at December 31, 1994                                       520,000             .10
             Options granted                                                        148,000             .10
             Options exercised                                                      (83,000)            .10
             Options canceled                                                       (29,000)            .10
                                                                             -----------------

             Outstanding at December 31, 1995                                       556,000             .10
             Options granted                                                        492,000             .40
             Options exercised                                                      (29,000)            .10
             Options canceled                                                       (36,000)            .10
                                                                             -----------------

             Outstanding at December 31, 1996                                       983,000             .25
                                                                             =================0

       At December 31, 1996, the range of exercise prices and weighted average remaining contractual life of outstanding options was $0.10 - $1.50 and 8.6 years, respectively.

       At December 31, 1995 and 1996, the number of options exercisable was 367,000 and 478,000, respectively, and the weighted average exercise price of those options was $0.10 and $0.12, respectively.

                               ALANEX CORPORATION

(9)    Income Taxes

       The Company's income taxes for 1994, 1995 and 1996 consist of the following:

                                                             1994                 1995                 1996
                                                       ------------------   ------------------   ------------------

            Current:
               Federal                                 $                    $                    $      200,000
                                                                    --                    --
               State                                            1,000                2,000              131,000
                                                       ------------------   ------------------   ------------------

                                                                1,000                2,000              331,000
                                                       ------------------   ------------------   ------------------

            Deferred:
               Federal                                              --                    --                    --
               State                                                --                    --                    --
                                                       ------------------   ------------------   ------------------

                                                                    --                    --                    --
                                                       ------------------   ------------------   ------------------

                                                       $           1,000    $           2,000    $       331,000
                                                       ==================   ==================   ==================

       The following table summarizes the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liability at December 31, 1995 and 1996:

                                                                                   1995                 1996
                                                                             -----------------    -----------------

            Deferred tax assets:
               Net operating loss carryforwards - federal                    $      587,000       $
                                                                                                               --
               Net operating loss carryforwards - state                             109,000                    --
               Accrued employee benefits                                             27,000               92,000
               Depreciable and amortizable assets                                         --              116,000
               Other credits                                                              --               59,000
                                                                             -----------------    -----------------

                              Gross deferred tax assets                             723,000              267,000

            Valuation allowance                                                    (723,000)            (267,000)
                                                                             -----------------    -----------------

                              Net deferred tax asset                         $                    $
                                                                                          --                    --
                                                                             =================    =================


       The Company has recorded a valuation allowance against any deferred tax assets for deductible temporary differences and tax operating loss carryforwards. The Company increased (decreased) its valuation allowance by approximately $300,000, $322,000 and ($456,000) for the years ended December 31, 1994, 1995 and 1996, respectively, primarily as a result of the increase (utilization) in tax operating loss carryforwards.

       As of December 31, 1995, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1,800,000 which were available to offset future federal taxable income, if any, through 2010, and net operating loss carryforwards for state income tax purposes of approximately $900,000 which were available to offset future state taxable income, if any, through 2000. As of December 31, 1996, the Company had no net operating loss carryforwards for federal or state purposes.

                               ALANEX CORPORATION

(10)   Commitments

       Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. Future minimum lease payments under noncancellable operating leases (with initial lease terms in excess of one year) as of December 31, 1996 are as follows:

            1997                                                                                  $      211,000
            1998                                                                                         211,000
            1999                                                                                         211,000
            2000                                                                                         211,000
            2001                                                                                         211,000
            Thereafter                                                                                    88,000
                                                                                                  ------------------

                                                                                                  $    1,143,000
                                                                                                  ==================

       Total 1994, 1995 and 1996 rent expense for operating leases was $128,000, $258,000 and $211,000, respectively.

       In January 1997, Alanex entered into a Construction and Financing Agreement (the "Agreement") with Genesee Properties and General Atomics for the expansion of Alanex facilities to be completed no later than June 1997. The cost of the tenant improvements associated with the expansion will be financed by Genesee Properties in an amount not to exceed $1.6 million. Any tenant improvement costs in excess of this will be paid directly by Alanex. Construction period financing on cumulative construction draws shall extend from the date of the start of construction through September 30, 1997. Interest will accrue on amounts drawn at the rate of 11% per annum. On October 1, 1997, all accrued interest on the construction period financing will be due, and a Secured Promissory Note amortized at 11% annual interest, due May 2002, will be executed.

(11)   Employee Benefits Plan

       Effective January 1, 1995, the Board of Directors approved the Alanex 401(k) Compensation Deferral Savings Plan (the "401k Plan"), adopting provisions of the Internal Revenue Code Section 401(k). The 401k Plan was approved by the IRS in 1995. The 401k Plan is for the benefit of all qualifying employees, and permits employee voluntary contributions and Company profit sharing contributions. At the discretion of the Board of Directors, the Company may match employee contributions equal to a discretionary percentage of the employee's salary reductions, limited to the maximum contribution allowable for income tax purposes. Employer contributions vest ratably over five years of service. No employer contributions have been approved by the Board of Directors through December 31, 1996.

                               ALANEX CORPORATION

                                  Balance Sheet
                                 (In thousands)
                                   (Unaudited)

                                                                                                  March 31,
                                                                                                       1997

                  ASSETS

                  Current assets:
                           Cash and cash equivalents                                         $         283
                           Short-term investments                                                    3,339
                           Accounts receivable                                                          --
                           Inventory                                                                   233
                           Other current assets                                                        276
                                                                                             -------------

                           Total current assets                                                      4,131

                  Property and equipment, net                                                        3,304
                                                                                             -------------

                                                                                             $       7,435
                                                                                             =============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

                  Current liabilities:
                           Accounts payable                                                  $         483
                           Accrued liabilities                                                         453
                           Deferred revenue                                                            237
                           Current portion of long-term debt                                           776
                                                                                             -------------

                           Total current liabilities                                                 1,949
                                                                                             -------------

                  Long-term debt, less current portion                                               4,071
                                                                                             -------------

                  Stockholders' equity:

                           Common stock, 3,834 shares issued and outstanding                         1,774
                           Accumulated deficit                                                        (359)
                                                                                             -------------

                           Total stockholders' equity                                                1,415
                                                                                             -------------

                                                                                             $       7,435
                                                                                             =============



                               ALANEX CORPORATION

                             Statement of Operations
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                            Three Months Ended March 31,
                                                                                 1997                   1996
                                                                     -----------------       ---------------

                 Revenues:
                          Contracts                                  $         2,313         $         1,142
                                                                     ---------------         ---------------

                 Operating expenses:
                          Research and development                             1,511                   1,087
                          General and administrative                             834                     270
                                                                     ---------------         ---------------

                                                                               2,345                   1,357
                                                                     ---------------         ---------------

                 Operating income (loss)                                         (32)                   (215)
                                                                     ----------------        ----------------

                 Other income (expenses):
                          Interest, net                                          (48)                    (12)
                          Taxes                                                   (2)                      0
                                                                     ----------------        ---------------

                                                                                 (50)                    (12)
                                                                     ----------------        ----------------

                 Net income (loss)                                   $           (82)        $          (227)
                                                                     ================        ================

                 Net income (loss) per common share                  $          (.02)        $          (.06)
                                                                     ================        ================

                 Shares used in computing net loss
                    per common share                                            3,790                   3,725
                                                                     ================        ================



                               ALANEX CORPORATION

                             Statement of Cash Flows
                                   (Unaudited)
                                 (In thousands)


                                                                            Three Months Ended March 31,
                                                                      ---------------------------------------
                                                                                 1997                    1996
                                                                      ---------------          --------------

          Cash flows from operating activities:
               Net income (loss)                                     $           (82)        $          (227)
               Adjustments  to reconcile  net income  (loss) to net
               cash provided by (used in) operating activities:
               Depreciation and amortization                                     170                     171
               Amortization of note discount                                      66                      --
               Net change in assets and liabilities                             (984)                    (23)
                                                                     ---------------         ----------------

               Net cash used in operating activities                            (830)                    (79)
                                                                     ---------------         ----------------


          Cash flows from investing activities:
               Purchase of property and equipment                               (470)                   (141)
               Proceeds from  investment  securities held for sale,              171                     539
               net
               Notes receivable from officers, net                               110                     (50)
                                                                     ---------------         ----------------

               Net cash used in investing activities                            (189)                    348
                                                                     ---------------         ---------------

          Cash flows from financing activities:
               Payments on long-term debt, net                                   (81)                    (99)
               Proceeds from issuance of common stock options                     8                       --
                                                                     --------------          ---------------

               Net cash used by investing activities                            (73)                     (99)
                                                                     --------------          ----------------

          Net increase (decrease) in cash                                     (1,092)                    170

          Cash and cash equivalents at beginning of period                     1,375                     114
                                                                     ---------------         ---------------

          Cash and cash equivalents at end of period                 $           284        $            284
                                                                     ===============         ===============

          Supplemental cash flow disclosures:
               Cash paid during the period for interest              $            44        $             54
               Cash paid during the period for income taxes          $            46        $             --


                          AGOURON PHARMACEUTICALS, INC.

                   Pro Forma Condensed Combined Balance Sheet
                                 March 31, 1997
                                 (In thousands)
                                   (Unaudited)

                                                               Historical                            Pro Forma
                                                       --------------------------           --------------------------
                                                        Agouron          Alanex(1)          Adjustments       Combined
                                                        -------          --------           -----------       --------
ASSETS

Current assets:
     Cash and cash equivalents                       $     7,595       $       283      $    (2,000)(2)     $   5,878
     Short-term investments                               75,332             3,339                             78,671
     Accounts receivable                                  16,481                --                             16,481
     Inventory                                            42,657               233                             42,890
     Other current assets                                  1,006               276                0             1,282
                                                     -----------       -----------      -----------       -----------

                                                         143,071             4,131           (2,000)          145,202

Property and equipment, net                               11,905             3,304                0            15,209
                                                     -----------       -----------      -----------       -----------

                                                     $   154,976       $     7,435      $    (2,000)      $   160,411
                                                     ===========       ===========      ============       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                $    14,015       $       483      $         0       $    14,498
     Accrued liabilities                                   7,501               453                              7,954
     Deferred revenue                                      7,489               237                              7,726
     Current portion of long-term debt                       427               776                              1,203
                                                     -----------       -----------      -----------       -----------

     Total current liabilities                            29,432             1,949                0            31,381
                                                     -----------       -----------      -----------       -----------

Long term liabilities:
     Long-term debt                                          534             4,071                              4,605
     Accrued rent                                          1,158                 0                              1,158
                                                     -----------       -----------      -----------       -----------

     Total long-term liabilities                           1,692             4,071                0             5,763
                                                     -----------       -----------      -----------       -----------

Stockholders' equity:
     Common stock                                        238,899             1,774           65,954(3)        306,627
     Accumulated deficit                                (115,047)             (359)         (67,954)         (183,360)
                                                     -----------       -----------      ------------      -----------

     Total stockholders' equity                          123,852             1,415           (2,000)          123,267
                                                     -----------       -----------      ------------      -----------

                                                     $   154,976       $     7,435      $    (2,000)      $   160,411
                                                     ===========       ===========      ============      ===========

-----------------------------
1 To consolidate the assets and liabilities included in the balance sheet of Alanex Corporation as of March 31, 1997. Assumes that the book value of such assets and liabilities reflect their fair market value.
2  To record estimated transaction costs.
3 To record estimated allocation of $67,728 purchase price: Assumes that the book value of Alanex assets and liabilities at March 31, 1997 reflect the fair market value of such assets and liabilities and that the excess purchase price is allocated to in-process research and development activities and expensed.
     Note: Actual transaction costs and the actual amount and allocation of the purchase price may vary from these estimates.

                          AGOURON PHARMACEUTICALS, INC.

              Pro forma Condensed Combined Statement of Operations
                         Fiscal Year Ended June 30, 1996
                     (In thousands except per share amounts)
                                   (Unaudited)

                                                               Historical                            Pro Forma
                                                       --------------------------           --------------------------
                                                        Agouron          Alanex(4)          Adjustments       Combined
                                                        -------          --------           -----------       --------
Revenue:
     Contract                                        $    40,955       $     6,437      $         0       $    47,392
     License fees                                         15,000                 0                             15,000
     Net sales                                                 0                 0                                  0
                                                     -----------       -----------      -----------       -----------

                                                          55,955             5,437                0            62,392
                                                     -----------       -----------      -----------       -----------

Operating expenses:
     Research and development                             71,010             4,251                             75,261
     General and administrative                            9,016             1,374                0            10,390
     Cost of goods sold                                        0                 0                0                 0
                                                     -----------       -----------      -----------       -----------

                                                          80,026             5,625                0            85,651
                                                     -----------       -----------      -----------       -----------

Operating income (loss)                                  (24,071)              812                0           (23,259)
                                                     -----------       -----------      -----------       ------------

Other income and expense:
     Interest, net                                         4,548              (107)                             4,441
     Taxes                                                     0                (3)                                (3)
                                                     -----------       -----------      -----------       -----------

                                                           4,548              (110)               0             4,438
                                                     -----------       -----------      -----------       -----------

Net income (loss)                                    $   (19,523)      $       702      $         0       $   (18,821)
                                                     ===========       ===========      ===========       ===========

Net income (loss) per common share                   $     (1.98)              n/a              n/a       $     (1.78)
                                                     ===========       ===========      ===========       ===========

Shares used in computing net income
  (loss) per common share                                  9,844                 0             722(5)          10,566
                                                     ===========       ===========             ===        ===========

-------------------------
4 To consolidate the assets and liabilities included in the balance sheet of Alanex Corporation as of March 31, 1997. Assumes that the book value of such assets and liabilities reflect their fair market value.
5 To reflect the issuance of 722 shares of Agouron Common Stock as consideration for the outstanding common stock of Alanex in the merger.

                          AGOURON PHARMACEUTICALS, INC.

              Pro Forma Combined Condensed Statement of Operations
                        Nine Months Ended March 31, 1997
                     (In thousands except per share amounts)
                                   (Unaudited)

                                                               Historical                            Pro Forma
                                                       --------------------------           --------------------------
                                                        Agouron          Alanex(6)          Adjustments       Combined
                                                        -------          --------           -----------       --------
Revenue:
     Contract                                        $    48,835       $     6,809      $         0       $    55,644
     License fees                                          9,000                 0                              9,000
     Net sales                                            13,401                 0                             13,401
                                                     -----------       -----------      -----------       -----------

                                                          71,236             6,809                0            78,045
                                                     -----------       -----------      -----------       -----------

Operating expenses:
     Research and development                             81,367             4,363                0            85,730
     General and administrative                           19,802             1,855                0            21,657
     Cost of goods sold                                    6,023                 0                0             6,023
                                                     -----------       -----------      -----------       -----------

                                                         107,192             6,218                0           113,410
                                                     -----------       -----------      -----------       -----------

Operating income (loss)                                  (35,956)              591                0           (35,365)
                                                     -----------       -----------      -----------       -----------

Other income and expense:
     Interest, net                                         4,872              (178)               0             4,694
     Taxes                                                  (918)             (331)               0            (1,249)
                                                     ------------      -----------      -----------       ------------

                                                           3,954              (509)               0             3,445
                                                     -----------       -----------      -----------       -----------

Net income (loss)                                    $   (32,002)      $        82      $         0       $   (31,920)
                                                     ===========       ===========      ===========       ===========

Net income (loss) per common share                   $     (2.42)              n/a      $         0       $     (2.29)
                                                     ===========       ===========      ===========       ===========

Shares used in computing net increase
  (loss) per common share                                 13,239               n/a      $      722(7)          13,961
                                                     ===========       ===========      =      ===        ===========

-----------------------
6 To consolidate the assets and liabilities included in the balance sheet of Alanex Corporation as of March 31, 1997. Assumes that the book value of such assets and liabilities reflect their fair market value.
7 To reflect the issuance of 722 shares of Agouron Common Stock as consideration for the outstanding common stock of Alanex in the merger.

                                      F-23